Exhibit 99.1

P R E S S   R E L E A S E

[LOGO OF AGILE]	Agile Software Corporation

One Almaden Boulevard
San Jose, CA 95113-2253
Voice: (408) 975-3900
Fax: (408) 271-4862

AGILE REPORTS FIRST QUARTER RESULTS FOR FISCAL 2004

San Jose, CA—August 19, 2003—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the first quarter of fiscal 2004, which ended July 31, 2003. Total revenues for the quarter were $18.3 million, compared to $16.0 million for the first quarter of fiscal 2003. License revenues for the first quarter of fiscal 2004 were $7.4 million, compared to $6.9 million for the first quarter of fiscal 2003.

Net loss for the first quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $2.7 million, or ($0.05) per share, compared to $12.3 million, or ($0.26) per share for the first quarter of fiscal 2003.

Non-GAAP net loss, which excludes stock compensation and impairment of equity charges, for the first quarter of fiscal 2004 was $2.0 million, or ($0.04) per share, compared to a non-GAAP net loss of $9.2 million, or ($0.19) per share, for the first quarter of fiscal 2003. Reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in a table immediately following the non-GAAP Condensed Consolidated Statement of Operations below.

Management Commentary

“While the overall enterprise software demand environment remains challenging, we believe our ability to execute is improving. In our estimation, this quarter was the inflection point for the many improvements we have implemented in the Agile business,” stated Bryan Stolle, Agile CEO. “The team is gelling, the pipeline is improving and we continue to expand the product footprint both organically and through acquisition. With almost 1,200 customers to sell our many new products to, we are becoming more positive about the outlook, despite the broader economic challenges.”

Customer Wins and Expansions

During the quarter, the Company added 15 new customers. Organizations that purchased new or additional licenses of Agile’s PLM solutions include: Ascom, DX Antenna, Flextronics, Funai Electric, Hitachi Global Storage Technologies, Qualcomm, Reed Hycalog, Regma Bio Technologies Limited, Symbol, Tyco Healthcare, and Zodiac Aircraft.

Expanded Leadership

With the addition of Gareth Chang, Agile continues to build its board of directors, which is comprised of respected business and technology leaders focused on defining and driving the strategic direction of the company. Gareth Chang currently serves on the boards of Palm and SRS Labs, and is on the advisory council for Nike. Previously, he served on the boards of Apple, Mallinckrodt, and News Corp. Chang has held executive positions at Honeywell, Xerox, McDonnell Douglas, Hughes Electronics, DirecTV, and STAR TV Group.

Acquisition

This quarter Agile completed the acquisition of assets from MS2, including MS2 Accelerate, a product portfolio management application. This acquisition builds upon Agile’s product portfolio management offering, Agile Program Execution. On August 11, Agile completed the acquisition of Eigner, a privately held provider of PLM solutions to the automotive supply chain, industrial equipment, aerospace and defense industries.

Awards

Agile was selected by iSource Business Magazine as a top supply and demand chain enabling organization. The iSource 100 award recognizes companies that have demonstrated innovation in the industry and outstanding customer service.

Conference Call Details

Agile will discuss its first quarter results and management’s forward looking guidance on a conference call today beginning at 2:00pm Pacific Time. A webcast of the conference will be available on Agile’s website at www.agile.com under the ‘Investor Relations’ section. You may access replays of the webcast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 975-3900.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing, Dell Inc., Flextronics International, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF are among the nearly 1200 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have realized high impact results through their use of Agile solutions. For more information, call 408-975-3900 or visit www.agile.com.

“Safe Harbor” Statement Under the 1995 Private Securities Litigation Reform Act:

Except for historical information contained herein, matters discussed in this news release may include statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expected, and include statements concerning our ability to execute on sales orders, improve our sales pipeline, expand our product offerings and cross-sell products to new and existing customers. Factors that could cause our actual results to differ include, but are not limited to, customer uncertainty—and potentially delayed orders—as a result of the acquisition of Eigner, MS2 and our other recently completed acquisitions, and difficulties or unanticipated expenses incurred in connection with integrating Eigner and its products with Agile and its products, which could result in customers selecting alternative vendors; the continued declining economic conditions that has affected the overall demand for our software and services, and could result in decreased revenues or lower revenue growth; cutbacks, reductions and delays by customers in purchases of our software; our inability to satisfy our requirements under our Guaranteed Business Results program; problems in performance of our newly released products and delays and difficulties in introducing competitive new products and upgrades of products; lengthening sales cycles for our products; and an increased number of transactions closing at the end of our quarters. In particular, there cannot be any assurance that our financial guidance will be achieved and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. Additional information about potential factors that may affect our business and financial results is included in our annual report on Form 10-K for the year ended April 30, 2003 as filed with the SEC on July 28, 2003, including, without limitation, under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” This document is available free of charge from the SEC or by contacting Agile.

Agile Software is a registered trademark and Agile, Agile Product Collaboration, Agile Product Cost Management, Agile Product Service & Improvement, Agile Program Execution, Agile Engineering, Agile Product Interchange, AgileMD and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Media Contacts:

FOR AGILE

Terri Pruett

Agile Software

terri.pruett@agile.com

408-975-7840

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 31,
	2003	2002
Revenues:
License	$7,384	$6,855
Professional services and maintenance	10,879	9,169

Total revenues	18,263	16,024

Cost of revenues:
License	810	651
Professional services and maintenance	4,759	4,662
Stock compensation	—	24

Total cost of revenues	5,569	5,337

Gross profit	12,694	10,687

Operating expenses:
Sales and marketing
Other sales and marketing	8,108	11,673
Stock compensation	540	455
Research and development
Other research and development	5,284	8,065
Stock compensation	56	105
General and administrative
Other general and administrative	1,760	1,637
Stock compensation (recovery)	34	(41)

Total operating expenses	15,782	21,894

Loss from operations	(3,088)	(11,207)

Interest and other income, net	830	1,515
Impairment of equity investments	—	(2,560)

Loss before income taxes	(2,258)	(12,252)
Provision for income taxes	417	96

Net loss	$(2,675)	$(12,348)

Net loss per share:
Basic and diluted	$(0.05)	$(0.26)

Weighted average shares	49,147	48,176

Agile Software Corporation

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

See adjustments listed in table below which reconcile non-GAAP financial measure of net loss to GAAP financial measure of net loss

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 31,
	2003	2002
Revenues:
License	$7,384	$6,855
Professional services and maintenance	10,879	9,169

Total revenues	18,263	16,024

Cost of revenues:
License	810	651
Professional services and maintenance	4,759	4,662

Total cost of revenues	5,569	5,313

Gross profit	12,694	10,711

Operating expenses:
Sales and marketing	8,108	11,673
Research and development	5,284	8,065
General and administrative	1,760	1,637

Total operating expenses	15,152	21,375

Loss from operations	(2,458)	(10,664)
Interest and other income, net	830	1,515

Loss before income taxes	(1,628)	(9,149)
Provision for income taxes	417	96

Net loss	($2,045)	($9,245)

Net loss per share:
Basic and diluted	($0.04)	($0.19)

Weighted average shares	49,147	48,176

The above non-GAAP net loss has been adjusted to eliminate the following:
Stock compensation	$630	$543
Impairment of equity investments	—	2,560

	$630	$3,103

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	July 31, 2003	April 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$171,953	$154,852
Short-term investments	84,711	102,115
Accounts receivable, net	11,740	12,061
Other current assets	5,194	6,295

Total current assets	273,598	275,323
Property and equipment, net	8,601	7,389
Goodwill and other intangible assets, net	7,088	6,230
Other assets	2,167	2,008

	$291,454	$290,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$16,518	$16,862
Deferred revenue	16,382	15,280

Total current liabilities	32,900	32,142
Accrued restructuring, non-current	2,136	2,562

	$35,036	$34,704

Total stockholders’ equity	256,418	256,246

	$291,454	$290,950